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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.


         Date of Report (Date of earliest event reported): June 8, 1999


                         TEAM COMMUNICATIONS GROUP, INC.
               (Exact name of registrant as specified in charter)

          California                     333-26307               95-4053296
(State or Other Jurisdiction of         Commission            (I.R.S. Employer
        Incorporation)                  File Number          Identification No.)

       12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 442-3500

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



ITEM 5. OTHER EVENTS.

        On June 2, 1999, Team Communications Group, Inc. (the "Company") entered into a Letter of Intent (the "Letter of Intent") to acquire Dandelion
Distribution Ltd. ("Dandelion"), for a purchase price of approximately
$5,000,000. Dandelion is a privately held United Kingdom based television production and distribution company owned by Noel Cronin ("Cronin"). The purchase price will be 50% in cash and 50% in the Company's Common Stock. The cash portion would be paid 25% at the closing and 75% paid out over a 2 year period in quarterly installments.

        The number of shares to be issued with respect to the stock portion of the purchase price will be determined by applying a value for the shares obtained by using the average of the bid and ask closing prices for the 30 day period preceding the closing. The Common Stock comprising the stock portion will be restricted securities for a period of 1 year and will be subject to the Company's right to re-purchase in the event the seller desires to sell such shares.

        $1,500,000 of the purchase price will be based upon the "Appraised Net
Cash Flow" (as defined below)of the Dandelion library. Dandelion will receive
$150,000 for each million of "Appraised Net Cash Flow" of its library over a ten year life span from the date of the closing. "Appraised Net Cash Flow" shall mean the mutually agreed value of the library, determined by discounting the assumed cash flow of the historical (i.e., existing) library of Dandelion for the 10 year period after the closing, after deducting assumed expenses including commissions and fees, normal expenses such as lab fees and storage in servicing the library, and an agreed upon overhead allocation, but excluding non-cash items like depreciation or amortization.

        As part of the acquisition, Mr. Cronin would enter into a 3 year employment agreement with the Company, becoming its Managing Director of European operations and also continuing in his current position at Dandelion.
Mr. Cronin would also enter into a 5 year non-compete agreement.

        The Letter of Intent dictates that the parties must enter into a definitive acquisition agreement within 30 days of the Letter of Intent. The parties then have 90 days to consummate the acquisition. Upon execution of definitive acquisition agreement, the Company


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must concurrently therewith tender to an escrow account the sum of $250,000 as a good faith deposit. If the definitive acquisition agreement is signed by the parties and the Sellers are ready, willing and able to consummate the acquisition within such 90 day period, but the Company is unable to do so, the Company will pay to Dandelion as liquidated damages from the escrow account, the sum of $62,500.

ITEM 7.  EXHIBITS

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
Exhibit        Description
-------        -----------
  10.20        Letter of Intent to Dandelion Distribution Ltd.


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SIGNATURES

                                      TEAM COMMUNICATIONS GROUP, INC.



Date:   June 8, 1999                  By: /s/ JONATHAN D. SHAPIRO
                                          --------------------------------------
                                          Jonathan D. Shaprio

                                      Its: President and COO